EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Finance Trust Announces Second Quarter 2018 Operating Results

New York, August 9, 2018 - American Finance Trust, Inc. (Nasdaq: AFIN) (“AFIN” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S., announced today its financial and operating results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•
Entered into a new $415 million revolving unsecured corporate credit facility with BMO Harris Bank N.A., as administrative agent, Citizens Bank N.A. and SunTrust Robinson Humphrey, Inc. as joint lead arrangers

•	Revenues totaled $71.1 million for the second quarter 2018 as compared to $70.1 million for the first quarter 2018

•	Net loss attributable to stockholders was $12.0 million for the second quarter 2018 as compared to $15.4 million of net income attributable to stockholders in the first quarter 2018

•
Adjusted Funds from Operations (“AFFO”) in the second quarter was $25.8 million as compared to $26.5 million in the first quarter, diluted weighted-average shares for the respective periods were 105,028,459 and 105,415,211, respectively

•
Portfolio 94.6% leased with an 8.3 year weighted-average lease term remaining at June quarter end[1], including eight new leases and 19 lease renewals executed in the quarter totaling over 338,500 square feet

•	79.5% of tenants in single-tenant portfolio and 42.3% of anchor tenants[2] in multi-tenant portfolio rated as investment grade or implied investment grade[3]

•
Closed on the acquisition of 15 properties totaling over 58,000 square feet for an aggregate contract purchase price of $27.4 million. Current pipeline (inclusive of properties that have closed or are expected to close after June 30, 2018) includes an additional 96 properties for an aggregate contract purchase price of $154.7 million, totaling $225.9 million in contract purchase price[4] for closed and pipeline acquisitions in 2018, over 90% of which are occupied by service retail tenants[5]

•	Subsequent to quarter end, the Company listed on The Nasdaq Global Select Market in July 2018

Michael Weil, Chief Executive Officer, commented, “We are excited to be listed on the Nasdaq and to be publishing our quarterly results for the first time as a publicly traded company. We have demonstrated strong execution of our investment strategy and have closed on $71.9 million in transactions as of June 30, 2018 and have a robust pipeline of future acquisitions, concentrated in service retail properties, that we expect to close later this year. Our closed and pipeline acquisitions reflect a weighted-average GAAP capitalization rate6 of 8.3%, a weighted-average going-in capitalization rate of 7.2%7, and 16.9 years of remaining lease term. With the Company's new $415 million credit facility at attractive terms, we believe we are well-positioned to finance our growth. Additionally, we believe we have the opportunity to increase our strong occupancy of 94.6% through continuing lease-up as we capture embedded rent growth from our creditworthy tenant base."

Mr. Weil continued, "Our portfolio averages 1.3%8 annual contractual rent growth with over 80% of our leases containing rent escalators and our portfolio derives most of its rent from investment grade or implied investment grade tenants. With 560 primarily single-tenant and multi-tenant service retail properties we have a large and diverse mix that provides consistent cash flow to support a sustainable dividend.”

	Three Months Ended
(In thousands, except per share data)	June 30, 2018	March 31, 2018
Revenues	$71,108	$70,119

Net (loss) income attributable to stockholders	$(12,041)	$15,401
Net (loss) income per common share	$(0.11)	$0.15

FFO attributable to stockholders	$28,257	$27,561
FFO per common share	$0.27	$0.26

AFFO attributable to stockholders	$25,832	$26,491
* All per share data based on 105,028,459 and 105,415,211 diluted weighted-average shares outstanding for the three months ended June 30, 2018 and March 31, 2018, respectively.

Property Portfolio

The Company’s portfolio consisted of 560 net lease properties located in 41 states and comprised 19.0 million rentable square feet leased to 423 unique tenants as of June 30, 2018. Portfolio metrics include:

•	94.6% leased with 8.3 years remaining weighted-average lease term

•	82.8% of leases have contractual rent increases of 1.3% on average based on annualized straight-line rent[9]

•	79.5% of single-tenant portfolio and 42.3% of multi-tenant portfolio anchor tenant annualized straight-line rent derived from investment grade or implied investment grade tenants

•	73.6% retail properties, 14.1% industrial and distribution properties and 12.3% office properties (based on an annualized straight-line rent)

•	65% of the retail portfolio focused on either service or experiential retail giving the company strong alignment with "e-commerce resistant" real estate[10]

Acquisition Activity

For the three months ended June 30, 2018, the Company completed the acquisition of 15 Mountain Express convenience store facilities for an aggregate contract purchase price of $27.4 million.

For the six months ended June 30, 2018, AFIN has closed on $71.9 million of new acquisitions with a weighted-average 7.2% going-in capitalization rate, 8.4% GAAP capitalization rate and 17.8 year remaining lease term.

The Company’s $154.7 million pipeline of acquisitions (inclusive of properties that have closed or are expected to close after June 30, 2018) is comprised of 90% of service retail properties and all acquisitions are expected to close before year end.

Capital Structure and Liquidity Resources

During the second quarter, the Company closed on a new $415 million credit facility in April 2018 which matures in 2023.11 As of June 30, 2018, the Company had a total borrowing base capacity under this credit facility of $376.7 million. Of this amount, $132.3 million was outstanding under this facility as of June 30, 2018 and $244.4 million remained available for future borrowing11. As of June 30, 2018, the Company had $58.9 million of cash and cash equivalents. The Company’s net debt12 to gross asset value13 was 36%, with net debt of $1.3 billion.

The percentage of fixed rate debt was 90% as of June 30, 2018 (including variable debt subject to swap agreements). The Company’s total combined debt had a weighted-average interest rate cost of 4.6%14, resulting in an interest coverage ratio of 3.1 times15.

July 19, 2018 Nasdaq Listing

On July 19, 2018, the Company listed Class A common stock on The Nasdaq Global Select Market. To effect the listing, and to address the potential for selling pressure that may have existed at the outset of listing, the Company listed only shares of Class A common stock, which represented approximately 50% of its outstanding shares of common stock at the time of the listing (approximately 53 million shares). The Company’s two other classes of outstanding stock, Class B-1 common stock, which comprised 25% of the Company’s outstanding shares of common stock at the time of the listing (approximately 26.2 million shares), and Class B-2 common stock, which comprised 25% of the Company’s outstanding shares of common stock at the time of the listing (approximately 26.2 million shares), will automatically convert into Class A common stock to be listed on Nasdaq no later than October 17, 2018, 90 days following the listing date, and January 15, 2019, 180 days following the listing date, respectively. The Company has declared distributions on shares of each class of common stock for the months of July and August based on the annualized rate of $1.10 per share, to be paid monthly.

Footnotes/Definitions

1 The weighted-average remaining lease term (years) is based on square feet.

2 Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties.

3 As used herein, investment grade includes both actual investment grade ratings of the tenant or implied investment grade. Implied investment grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or lease guarantor. Implied investment grade ratings are determined using a proprietary Moody’s analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of June 30, 2018. Single-tenant portfolio tenants are 52.3% actual investment grade rated and 27.2% implied investment grade rated. Anchor tenants in the multi-tenant portfolio are 28.8% actual investment grade rated and 13.5% implied investment grade rated.

4 Contract purchase price does not include capitalized acquisition costs.

5 Service retail is defined as single-tenant properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas/convenience, fitness, and auto services sectors.

6 GAAP capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight-lined rental income that the property will generate under its existing lease. GAAP capitalization rate is calculated by dividing the annualized straight-lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average GAAP capitalization rate is based upon square feet.

7 Going-in capitalization rate is a rate of return on a real estate investment property based on the expected, cash rental income that the property will generate under its existing lease during the first year of the lease. Going-in capitalization rate is calculated by dividing the cash rental income the property will generate during the first year of the lease (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property. The weighted-average going-in capitalization rate is based upon square feet.

8 Based on annualized straight-line rent as of June 30, 2018. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

9 Calculated using the most recent available lease terms as of June 30, 2018.

10 Experiential retail is defined as multi-tenant properties leased to tenants in the restaurant, discount retail, entertainment, salon/beauty, and grocery sectors, among others.

11 The borrowing base is based on the pool of eligible otherwise unencumbered real estate assets as June 30, 2018. The maturity date of the Company's credit facility was automatically extended from April 2020 to April 2022 upon the listing of the Company's stock on the Nasdaq. In addition, the Company has the right to extend the maturity date to April 2023.

12 Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.

13 Defined as total assets plus accumulated depreciation and amortization as of June 30, 2018.

14 Weighted based on the outstanding principal balance of the debt.

15 The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended June 30, 2018.

Webcast and Conference Call

AFIN will host a webcast and call on August 9, 2018 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the AFIN website, www.americanfinancetrust.com, in the “Investor Relations” section.

Dial-in instructions for the conference call and the replay are outlined below.

To listen to the live call, please go to AFIN’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the AFIN website at www.americanfinancetrust.com.

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial-In: 1-412-317-6061
Canada Dial-In (Toll Free): 1-866-605-3851
Participant Elite Entry Number: 0931173

Conference Replay*
Domestic Dial-In (Toll Free): 1-877-344-7529
International Dial-In: 1-412-317-0088
Canada Dial-In (Toll Free): 1-855-669-9658
Conference Number: 10122814
*Available one hour after the end of the conference call through November 9, 2018.
About American Finance Trust, Inc.

American Finance Trust, Inc. (Nasdaq: AFIN) is a publicly traded real estate investment trust listed on the Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

 Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of AFIN’s website at www.americanfinancetrust.com and on the SEC website at www.sec.gov.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of AFIN’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 19, 2018 and subsequent Quarterly Reports on Form 10-Q. Further, forward-looking statements speak only as of the date they are made, and AFIN undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investors and Media:
Email: investorrelations@americanfinancetrust.com
Phone: (866) 902-0063

American Finance Trust, Inc.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$627,172	$607,675
Buildings, fixtures and improvements	2,416,133	2,449,020
Acquired intangible lease assets	414,157	454,212
Total real estate investments, at cost	3,457,462	3,510,907
Less: accumulated depreciation and amortization	(415,567)	(408,194)
Total real estate investments, net	3,041,895	3,102,713
Cash and cash equivalents	58,882	107,666
Restricted cash	19,662	19,588
Derivative assets, at fair vale	—	23
Deposits for real estate acquisitions	1,025	565
Prepaid expenses and other assets	55,685	50,859
Goodwill	1,605	1,605
Deferred costs, net	13,904	8,949
Assets held for sale	1,868	4,682
Total assets	$3,194,526	$3,296,650

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,224,544	$1,303,433
Credit facility	132,300	95,000
Market lease liabilities, net	103,309	108,772
Accounts payable and accrued expenses (including $1,972 and $3,169 due to related parties as of June 30, 2018 and December 31, 2017, respectively)	33,002	27,355
Derivative liabilities, at fair value	46	—
Deferred rent and other liabilities	10,141	9,421
Distributions payable	11,231	11,613
Total liabilities	1,514,573	1,555,594

Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 105,058,793 and 105,172,185 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,051	1,052
Additional paid-in capital	2,396,775	2,393,237
Accumulated other comprehensive (loss) income	(47)	95
Accumulated deficit	(722,247)	(657,874)
Total stockholders' equity	1,675,532	1,736,510
Non-controlling interests	4,421	4,546
Total equity	1,679,953	1,741,056
Total liabilities and equity	$3,194,526	$3,296,650

American Finance Trust, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	June 30, 2018	March 31, 2018
Revenues:
Rental income	$61,765	$61,077
Operating expense reimbursements	9,343	9,042
Total revenues	71,108	70,119

Operating expenses:
Asset management fees to related party	5,837	5,609
Property operating	13,157	13,355
Impairment charges	8,563	322
Acquisition and transaction related	1,287	1,954
General and administrative	6,512	5,501
Depreciation and amortization	35,438	36,499
Total operating expenses	70,794	63,240
Operating income	314	6,879
Other (expense) income:
Interest expense	(16,042)	(16,107)
Gain on sale of real estate investments	3,625	24,637
Other income	38	22
Total other (expense) income, net	(12,379)	8,552
Net (loss) income	(12,065)	15,431
Net loss (income) attributable to non-controlling interests	24	(30)
Net (loss) income attributable to stockholders	$(12,041)	$15,401

Basic and Diluted (Loss) Income Per Share:
Basic and diluted net (loss) income per share attributable to stockholders	$(0.11)	$0.15
Basic weighted-average shares outstanding	105,028,459	105,196,387
Diluted weighted-average shares outstanding	105,028,459	105,415,211

American Finance Trust, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended
	June 30, 2018	March 31, 2018
Adjusted EBITDA
Net (loss) income	$(12,065)	$15,431
Depreciation and amortization	35,438	36,499
Interest expense	16,042	16,107
Acquisition and transaction related fees and expenses	1,287	1,954
Gain on sale of real estate investments	(3,625)	(24,637)
Impairment charges	8,563	322
Other income	(38)	(22)
Adjusted EBITDA	45,602	45,654
Asset management fees to related party	5,837	5,609
General and administrative	6,512	5,501
NOI	57,951	56,764
Amortization of market lease and other intangibles, net	(2,320)	(1,358)
Straight-line rent	(2,540)	(2,253)
Cash NOI	$53,091	$53,153

Cash Paid for Interest:
Interest expense	$16,042	$16,107
Amortization of deferred financing costs, net and change in accrued interest	(2,126)	(1,419)
Amortization of mortgage premiums on borrowings	1,001	835
Total cash paid for interest	$14,917	$15,523

American Finance Trust, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended
	June 30, 2018	March 31, 2018
Net (loss) income attributable to stockholders (in accordance with GAAP)	$(12,041)	$15,401
Gain on sale of real estate investments	(3,625)	(24,637)
Impairment charges	8,563	322
Depreciation and amortization	35,438	36,499
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(78)	(24)
FFO attributable to stockholders	28,257	27,561
Acquisition and transaction related	1,287	1,954
Amortization of market lease and other intangibles, net	(2,320)	(1,358)
Straight-line rent	(2,540)	(2,253)
Amortization of mortgage premiums on borrowings	(1,001)	(835)
Mark-to-market adjustments	(48)	(24)
Share-based compensation	65	26
Amortization of deferred financing costs, net and change in accrued interest	2,126	1,419
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	6	1
AFFO attributable to stockholders	$25,832	$26,491

Non-GAAP Financial Measures
This release includes non-GAAP financial measures, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income (NOI") and Cash Net Operating Income ("Cash NOI"). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current NAREIT definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Adjusted Funds From Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.